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                                                                    Exhibit 21.1

                                  SUBSIDIARIES
                                       OF
                            SMT HEALTH SERVICES INC.
                            (A Delaware Corporation)


SMT Investment Inc. ................................... Delaware corporation

     SMT Management Corp. ............................. Pennsylvania corporation

     SMT Cardiac Corp. ................................ Pennsylvania corporation

     SMT Mobile I Corp. ............................... Pennsylvania corporation

     SMT Mobile III Corp. ............................. Pennsylvania corporation

     SMT Mobile IV Corp. .............................. Pennsylvania corporation

     SMT Mobile V Corp. ............................... Pennsylvania corporation

     SMT Mobile VI Corp. .............................. Pennsylvania corporation

     SMT Mobile VII Corp. ............................. Pennsylvania corporation

     SMT Mobile VIII Corp. ............................ Pennsylvania corporation

     SMT Mobile IX Corp. .............................. Pennsylvania corporation

     SMT Mobile X Corp. ............................... Pennsylvania corporation